Exhibit 10.3

Portions of this Exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act of 1933. Such omissions are designated as ***.

AMENDED AND RESTATED SECURITY AGREEMENT

This Amended and Restated Security Agreement (as amended, restated, modified or otherwise supplemented from time to time, this “Security Agreement”), dated as of May 10, 2007, is executed by Unigene Laboratories, Inc., a Delaware corporation (“Grantor”), in favor of Jay Levy (“Secured Party”).

RECITALS

A. WHEREAS, Secured Party, Warren Levy (“WL”) and Ronald Levy (“RL,” and together with Secured Party and WL, collectively, the “Levys”) loaned Grantor $500,000, as evidenced by that certain promissory note, dated as of March 2, 1995 (the “March 2 Note”);

B. WHEREAS, in order to secure the repayment by Grantor of the March 2 Note, Grantor and the Levys entered into that certain Security Agreement (the “Original Agreement”) on March 2, 1995 pursuant to which Grantor, among other things, granted the Levys a security interest in certain collateral located at Grantor’s premises at 110 Little Falls Road, Fairfield, New Jersey (the “Fairfield Location”);

C. WHEREAS, in consideration of additional loans made by the Levys, either together or individually, to Grantor and in order to secure the payment by Grantor of such additional promissory notes, Grantor and such lenders entered into certain amendments, as set forth on Schedule A hereto, to the Original Agreement (as amended by such amendments, the “Amended Agreement”);

D. WHEREAS, the Levys, either together or individually, made additional loans to Grantor, evidenced by promissory notes detailed on Schedule B hereto;

E. WHEREAS, on July 13, 1999, in order to document certain of the additional loans to Grantor detailed on Schedule B, and to amend and restate certain of the outstanding promissory notes and the Amended Agreement, (i) Grantor issued and delivered to Secured Party that certain Amended and Restated Secured Promissory Note in the principal amount of $1,600,000 (the “Restated Note”) in exchange for Secured Party’s surrendering certain outstanding promissory notes, as detailed on Schedule B hereto, and (ii) Grantor and the Levys entered into that certain Amended and Restated Security Agreement, which superseded the Amended Agreement (the “Restated Agreement”);

F. WHEREAS, in consideration of the Restated Note, on July 13, 1999, Grantor entered into that certain Mortgage and Security Agreement (the “Mortgage”) pursuant to which Grantor granted Secured Party a security interest in its real property located at the Fairfield Location;

G. WHEREAS, on August 5, 1999, Grantor and the Levys entered into that certain Amendment to Security Agreement and Subordination Agreement (the “Final Amendment”) pursuant to which the definition of “Obligations” in the Restated Agreement was amended to include (i) a promissory note, issued on July 30, 1999, in the amount of $70,000 (the “7/30/99 Note”) and (ii) a promissory note, issued on August 5, 1999, in the amount of $200,000 (the “8/5/99 Note” and together with the 7/30/99 Note, the “Additional 1999 Notes”) (and as so amended by the Final Amendment, the Restated Agreement is hereinafter referred to as the “Current Agreement”);

H. WHEREAS, on August 5, 1999, Grantor entered into that certain Modification of Mortgage and Security Agreement (the “Modified Mortgage”) to amend the Mortgage to secure the Additional 1999 Notes as well as the Restated Note;

I. WHEREAS, thereafter Secured Party made additional loans to Grantor, evidenced by additional promissory notes detailed on Schedule B and Schedule C hereto;

J. WHEREAS, in order to secure the payment by Grantor of the notes detailed on Schedule C hereto, on March 13, 2001, Grantor and Secured Party entered into that certain Patent Security Agreement, which was later amended by that certain First Amendment to Patent Security Agreement dated May 29, 2001, and that certain Second Amendment to Patent Security Agreement dated November 26, 2002 (as amended from time to time, the “Patent Security Agreement”), pursuant to which Grantor granted Secured Party a security interest in certain of Grantor’s United States patents, as detailed therein;

K. WHEREAS, on February 15, 2005, Secured Party transferred to the Jaynjean Levy Family Limited Partnership, a Delaware limited partnership (the “Partnership”), the promissory notes detailed on Schedule C hereto;

L. WHEREAS, by virtue of such transfer, Secured Party’s interest pursuant to the Patent Security Agreement was transferred to the Partnership in accordance with Section 11 of the Patent Security Agreement;

M. WHEREAS, in January 2007 Grantor repaid in full to each of WL and RL all amounts that Grantor owed them pursuant to the March 2 Note and certain other promissory notes issued to them by Grantor from time to time;

N. WHEREAS, by virtue of such repayments to WL and RL, neither of them has an ongoing security interest in the security set forth in the Current Agreement;

O. WHEREAS, effective as of May 9, 2007, Jean Levy (“JL”) transferred to Secured Party the promissory notes detailed on Schedule B hereto and, in connection with such transfer, JL agreed to terminate that certain Mortgage and Security Agreement, dated February 10, 1995 (as amended, modified, postponed and restated from time to time), pursuant to which Grantor granted JL a security interest in its real property located at the Fairfield Location;

P. WHEREAS, Grantor intends to repay some of the outstanding amounts due and owing to Secured Party and to repay some of the outstanding amounts due and owing to Partnership;

Q. WHEREAS, in connection with, and in consideration of, such repayments, Grantor, Secured Party and Partnership are restructuring the remaining outstanding Obligations (as defined in the Note referred to below) and Grantor is (i) consolidating all of the principal and interest currently outstanding on those certain promissory notes payable to Secured Party, listed on Schedule D hereto, into one secured promissory note (the “Note”), dated as of the date hereof, payable to Secured Party in the new original principal amount of $8,318,714; and (ii) consolidating all of the principal and interest currently outstanding on those certain promissory notes payable to Partnership, listed on Schedule E hereto, into one secured promissory note (the “Partnership Note”), dated as of the date hereof, payable to Partnership in the new original principal amount of $7,418,803; and

R. WHEREAS, in connection therewith, (i) Grantor and the Levys wish to enter into this Security Agreement to amend and restate the Current Agreement to document Secured Party’s interest in the collateral described below; (ii) Grantor and Partnership wish to contemporaneously enter into that certain Third Amendment to Patent Security Agreement (the “Patent Security Amendment”) to secure the Partnership Note which represents all of the principal and interest outstanding and due and payable with respect to the notes detailed on Schedule C hereto; provided, that Grantor, the Levys and Partnership each agree that none of the Note, the Partnership Note, this Security Agreement or the Partnership Security Amendment represents, evidences or documents a novation of said notes, but rather represents, evidences and documents the continuation of all obligations and liabilities of every kind and nature of Grantor outstanding thereunder that exist as of the date hereof, as more fully described herein and therein; and (iii) Grantor shall contemporaneously also enter into a Modification of Mortgage and Security Agreement (the “New Mortgage Modification”) in favor of Secured Party to amend the Modified Mortgage to secure the Note instead of the Restated Note and the Additional 1999 Notes.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party as follows:

1. Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

“Boonton Location” has the meaning given to that term in Section 5(c) hereof.

“Collateral” has the meaning given to that term in Section 2 hereof.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time.

“Transaction Documents” means this Security Agreement, the Note, the New Mortgage Modification and each mortgage, pledge agreement, control agreement, grant of security interest in copyrights, patents or trademarks or other instrument or document delivered by Grantor pursuant to this Security Agreement or any of the other Transaction Documents in order to grant Secured Party a Lien on any property of Grantor as security for the Obligations (as defined in the Note).

“UCC” means the Uniform Commercial Code as in effect in the State of New Jersey from time to time.

All capitalized terms used herein and not otherwise defined have the respective meanings given to them in the Note. Unless otherwise defined herein or in the Note, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest. As security for (a) the Obligations and (b) all debts, liabilities and obligations, howsoever arising, owed by Grantor to Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Transaction Documents issued by Grantor on the date hereof, including, without limitation, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Grantor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding (all of the foregoing items referred to in clauses (a) and (b) collectively, the “Secured Obligations”), Grantor hereby grants to Secured Party a security interest in all right, title and interests of Grantor in and to the property described on Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”); provided that in no event shall the Collateral include (a) any equipment or accessions, additions or improvements thereto, any replacement thereof or proceeds thereof to the extent prohibited by the agreement (for as long as the agreement or prohibition is in effect) pursuant to which such equipment was acquired or financed (to the extent permitted by the terms of the Note) and (b) any pledges or deposits constituting Permitted Liens to the extent prohibited by the agreement (for as long as the agreement or prohibition is in effect) under which the pledge or deposit is made.

3. General Representations and Warranties. Grantor represents and warrants to Secured Party that (a) Grantor is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Grantor acquires rights in the Collateral, will be the owner thereof) in which it has granted a security interest and that no other Person has (or, in the case of after-acquired Collateral, at the time Grantor acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) based upon UCC-1 financing statements that have been filed, and any amendments thereto that have been filed, in the appropriate filing offices, Secured Party has (or in the case of after-acquired Collateral, at the time Grantor acquires rights therein, will have) a first priority perfected security interest in the Collateral in which Grantor has granted a security interest to the extent that a security interest in the Collateral can be perfected by such filing, subject to Permitted Liens; (c) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same; and (d) the originals of all documents evidencing all accounts receivable and payment intangibles of Grantor and the only original books of account and records of Grantor relating thereto are, and will continue to be, kept at address of Grantor set forth in or determined pursuant to Section 8(a) of this Security Agreement.

4. Covenants Relating to Collateral. Grantor hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Secured Party therein and the perfection and priority of such Lien, subject to Permitted Liens; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral; (c) not to move any of the Collateral from its current location at the Fairfield Location or at the premises leased by the Grantor at 83 Fulton Street, Boonton, New Jersey (the “Boonton Location”), or between these two locations, without the prior consent of Secured Party, provided however, that Grantor shall be permitted to move, in one or more transactions, Collateral which at the time of such move has a current fair market value, in the aggregate, of less than $500,000 without Secured Party’s prior consent; (d) to pay promptly when due all taxes and other governmental charges, all Liens (other than Permitted Liens) and all other charges now or hereafter imposed upon or affecting any Collateral except for such charges or taxes being contested in good faith by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP (and no foreclosure proceedings are in effect on the Liens granted hereunder); (e) not to change Grantor’s name or state of incorporation or principal place of business, or change the office in which Grantor’s records relating to accounts receivable and payment intangibles are kept, in each case without 30 days’ prior written notice to Secured Party; and (f) to procure, execute and deliver from time to time any endorsements, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect its Lien hereunder and the priority thereof (subject to Permitted Liens); provided, however, that Secured Party shall execute and deliver to Grantor any UCC termination statements and any additional documents or instruments as the Company shall reasonably request to evidence a termination pursuant to Section 7 hereof.

5. Authorized Action by Secured Party. Grantor hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Grantor or any third party for failure so to do) any act which Grantor is obligated by this Security Agreement to perform, and to exercise such rights and powers as Grantor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Grantor relating to the Collateral; and (f) file UCC financing statements and execute other documents, instruments and agreements required hereunder; provided, however, that Secured Party shall not exercise any such powers granted pursuant to subsections (a) through (e) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Grantor agrees to reimburse Secured Party upon demand for any reasonable costs and expenses, including attorneys’ fees, Secured Party may incur while acting as Grantor’s attorney-in-fact hereunder, all of which costs and expenses are included in the Secured Obligations. It is further agreed and understood between the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party’s possession; provided, however, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Secured Obligations or with respect to the Collateral.

6. Default and Remedies.

(a) Default. Grantor shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default.

(b) Remedies. Upon the occurrence and during the continuance of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to: (i) require Grantor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party; and (ii) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Secured Party deems appropriate. Grantor hereby agrees that ten (10) days’ notice of any intended sale or disposition of any Collateral is reasonable.

(c) Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

(ii) Second, to the payment to Secured Party of the amount then owing or unpaid to Secured Party under the Note (to be applied first to accrued interest and second to outstanding principal);

(iii) Third, to the payment of other amounts then payable to Secured Party under any of the Transaction Documents; and

(iv) Fourth, to the payment of the surplus, if any, to Grantor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

7. Termination of Security Interest.

(a) Partial Termination. On the date on which the Company shall have repaid to the Secured Party aggregate principal of at least $*** pursuant to the terms and conditions of the Note, the security interest granted herein in the Collateral located at the Boonton Location shall automatically terminate and all rights to the Collateral located at the Boonton Location shall revert to the Company. Upon such termination, Secured Party shall file or authorize the Company to file any UCC termination statements necessary to effect such termination and Secured Party will execute and deliver to the Company any additional documents or instruments as the Company shall reasonably request to evidence such termination.

(b) Complete Termination. Upon the payment in full of all Secured Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Grantor. Upon such termination, Secured Party shall file or authorize Grantor to file any UCC termination statements necessary to effect such termination and Secured Party will execute and deliver to Grantor any additional documents or instruments as Grantor shall reasonably request to evidence such termination.

8. Miscellaneous.

(a) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery or sent via facsimile (receipt confirmed) at the respective addresses or facsimile numbers of the parties as set forth on the signature page hereto or on the register maintained by Grantor. Any party hereto may by written notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

(b) Nonwaiver. No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(c) Amendments and Waivers. This Security Agreement may not be amended or modified, or may any of its terms be waived, except by written instruments signed by Grantor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d) Assignments. This Security Agreement shall be binding upon and inure to the benefit of Secured Party and Grantor and their respective successors and assigns (including all permitted subsequent holders of the Note); provided, however, that Grantor may not sell, assign or delegate its rights and obligations hereunder without the prior written consent of Secured Party. Unless an Event of Default has occurred and is continuing, the Secured Party may not transfer any of its rights or obligations under this Security Agreement to any Person without the prior written consent of Grantor.

(e) Cumulative Rights, Etc. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, any Transaction Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder. Grantor waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

(f) Payments Free of Taxes, Etc. All payments made by Grantor under the Transaction Documents shall be made by Grantor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings (excluding taxes imposed on the income of Secured Party or franchise taxes). In addition, Grantor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution delivery, registration, performance and enforcement of this Security Agreement. Upon request by Secured Party, Grantor shall furnish evidence satisfactory to Secured Party that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(g) Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(h) Expenses. Grantor shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Secured Party in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Secured Obligations which is not performed as and when required by this Security Agreement.

(i) Construction. Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, Grantor, Secured Party and their respective counsel. Accordingly, this Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto and/or thereto, and no ambiguity shall be construed in favor of or against Grantor or Secured Party.

(j) Entire Agreement. This Security Agreement taken together with the other Transaction Documents constitute and contain the entire agreement of Grantor and Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(k) Other Interpretive Provisions. References in this Security Agreement and each of the other Transaction Documents to any document, instrument or agreement (i) includes all exhibits, schedules and other attachments thereto, (ii) includes all documents, instruments or agreements issued or executed in replacement thereof, and (iii) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement or any other Transaction Document refer to this Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Transaction Document, as the case may be. The words “include” and “including” and words of similar import when used in this Security Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.

(l) Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to conflicts of law rules (except to the extent governed by the UCC).

(m) Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be deemed as original, but all of which together shall be deemed to constitute one instrument, and such counterparts may be delivered by facsimile or by electronic mail in “portable document format” (or “.pdf”), with any such counterpart delivered in such way deemed an original.

IN WITNESS WHEREOF, Grantor has caused this Security Agreement to be executed as of the day and year first above written.

UNIGENE LABORATORIES, INC.

By:	/s/ William Steinhauer
Name:	William Steinhauer
Title:	Vice President of Finance

110 Little Falls Road Fairfield, NJ 07004 Fax: 973-227-6088

Accepted and Agreed to:

/s/ Jay Levy
Jay Levy

2150 Center Street, Apt. 10G Fort Lee, NJ 07024 Fax: 201-461-9891

[Signature page to Security Agreement]

ATTACHMENT 1

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Grantor in and to the following property and assets of Grantor:

A. With respect to (x) 110 Little Falls Road, Fairfield, New Jersey (the “Fairfield Location”) and (y) 83 Fulton Street, Boonton, New Jersey (the “Boonton Location” and together with the Fairfield Property, the “Property”):

(i) All trade fixtures, machinery and equipment now or hereafter located at the Property;

(ii) All materials and supplies with regard to the same and other equipment, now or hereafter installed, placed upon or owned by Grantor at the Property;

(iii) All awards or payments, including interest thereon which may be made with respect to the property and assets listed above, all proceeds of any insurance policy covering the property and assets listed above, and all unearned premiums thereon;

(iv) All accounts receivable, contract rights and rights of action of debtor of Grantor; and

(v) All attachments to and replacements of the assets and property described above, and all proceeds thereof.

B. With respect to the Fairfield Location:

(i) All rents and income arising therefrom;

(ii) All appurtenances, fixtures and improvements to, and owned by the Grantor, now or hereafter installed, place upon or used in connection with the Fairfield Location;

(iii) All leases and other agreements reflecting the use or occupancy of the Fairfield Location;

(iv) All rents, issues and profits of the Fairfield Location;

(v) All awards or payments, including interest thereon, which may be made with respect to the Fairfield Location;

(vi) All proceeds of any insurance policy covering the Fairfield Location; and

(vii) All unearned premiums thereon and all accounts receivable and rights of action by Grantor thereunder.

Schedule A

Amendments to the Original Agreement

Date	Amendment
March 20, 1995	Amendment to Loan Agreement and Security Agreement

June 29, 1995	Amendment to Loan Agreement and Security Agreement

June 25, 1999	Amendment to Loan Agreement and Security Agreement

June 29, 1999	Amendment to Loan Agreement and Security Agreement

June 30, 1999	Amendment to Loan Agreement and Security Agreement

Schedule B

Outstanding Promissory Notes 1

	Date	Original Principal Amount (Not Amounts Currently Outstanding)		Date	Original Principal Amount (Not Amounts Currently Outstanding)
1	03/2/95[2]	$500,000	1B	05/05/99[3]	$200,000
2	06/29/95[2]	700,000	2B	05/24/99[3]	200,000
3	11/22/99	300,000	3B	06/07/99[3]	200,000
4	02/11/00	300,000	4B	06/25/99[3]	200,000
5	11/13/00	125,000	5B	06/29/99[3]	350,000
6	11/16/00	250,000	6B	06/30/99[3]	350,000
7	01/09/01	300,000	7B	07/09/99[3]	100,000
8	01/16/01	300,000	8B	07/30/99	70,000
9	02/05/01	100,000	9B	08/05/99	200,000
10	02/13/01	200,000		Total:	1,870,000
11	02/22/01	200,000
	Total:	3,275,000	1C	02/10/95[4,5]	$650,000
			2C	07/12/00[4]	300,000
			3C	07/31/00[4]	180,000
			4C	08/11/00[4]	200,000
			5C	08/30/00[4]	200,000
			6C	09/13/00[4]	200,000
			7C	09/27/00[4]	200,000
				Total:	1,930,000

[1]	Also outstanding but not listed here is a 5% penalty on overdue amounts on certain notes which were originally payable to Jean Levy, plus accrued interest, which began accruing on 01/01/01.

[2]

These notes were originally issued by, and payable to, Jay Levy, Warren Levy and Ronald Levy. It should be noted for purposes of this restructuring that the Company has previously repaid the portion of the principal amount of these notes (and accompanying interest) representing the loans subsumed in these notes made by Warren Levy and Ronald Levy. Therefore, these notes currently represent only the loans extended to the Company by Jay Levy from 02/24/95 through 10/23/95.

[3]	These notes were amended and restated by the July 13, 1999 Amended and Restated Secured Promissory Note in the principal amount of $1,600,000.

[4]	These notes were transferred by Jean Levy to Jay Levy effective as of May 9, 2007.

[5]	This note represents loans extended to the Company by Jean Levy from 02/10/95 through 02/17/95.

Schedule C

Promissory Notes Transferred to

Jaynjean Levy Family Limited Partnership

	Date	Original Principal Amount (Not Amounts Currently Outstanding)
1	03/13/01	$300,000
2	03/27/01	200,000
3	04/09/01	350,000
4	04/16/01	100,000
5	04/23/01	400,000
6	05/09/01	250,000
7	05/29/01	300,000
8	06/11/01	175,000
9	06/19/01	275,000
10	06/28/01	100,000
11	07/05/01	275,000
12	07/26/01	250,000
13	08/13/01	200,000
14	08/29/01	200,000
15	09/13/01	300,000
16	09/26/01	250,000
17	10/11/01	200,000
18	10/29/01	175,000
19	11/13/01	175,000
20	11/28/01	175,000
21	12/11/01	175,000
22	12/19/01	175,000
23	02/13/02	175,000
24	02/26/02	175,000
25	03/13/02	175,000
26	03/26/02	175,000
	Total:	5,700,000

Schedule D

Outstanding Promissory Notes After Repayment

to be Consolidated into the Note 1

	Date	Currently Outstanding Principal Amount[2]		Date	Currently Outstanding Principal Amount[2]
1	03/02/95	$0	1B	07/13/99	$1,525,000
2	06/29/95	0	2B	07/30/99	70,000
3	11/22/99	0	3B	08/05/99	200,000
4	02/11/00	0		Total:	1,795,000
5	11/13/00	0
6	11/16/00	0
7	01/09/01	0	1C	02/10/95	$0
8	01/16/01	0	2C	07/12/00	0
9	02/05/01	0	3C	07/31/00	0
10	02/13/01	0	4C	08/11/00	0
11	02/22/01	0	5C	08/30/00	0
	Total:	0	6C	09/13/00	0
			7C	09/27/00	0
				Total:	0

[1]

Also outstanding and included in the consolidation into the Note but not listed here is a 5% penalty on overdue amounts on certain notes which were originally payable to Jean Levy, plus accrued interest, which began accruing on 01/01/01.

[2]

Even though certain notes listed above have no outstanding principal amount due and owing, they are listed because interest has accrued and continues to accrue and to be payable thereunder and such interest amounts are being consolidated into the Note.

Schedule E

Outstanding Promissory Notes After Repayment to be Consolidated into the Partnership Note

	Date	Currently Outstanding Principal Amount[1]
1	03/13/01	$300,000
2	03/27/01	200,000
3	04/09/01	350,000
4	04/16/01	100,000
5	04/23/01	0
6	05/09/01	250,000
7	05/29/01	300,000
8	06/11/01	175,000
9	06/19/01	275,000
10	06/28/01	100,000
11	07/05/01	275,000
12	07/26/01	250,000
13	08/13/01	200,000
14	08/29/01	200,000
15	09/13/01	300,000
16	09/26/01	250,000
17	10/11/01	200,000
18	10/29/01	175,000
19	11/13/01	175,000
20	11/28/01	175,000
21	12/11/01	175,000
22	12/19/01	175,000
23	02/13/02	175,000
24	02/26/02	175,000
25	03/13/02	175,000
26	03/26/02	175,000
	Total:	5,300,000

[1]

Even though one of the notes listed above has no outstanding principal amount due and owing, it is listed because interest has accrued and continues to accrue and to be payable thereunder and such interest amounts are being consolidated into the Partnership Note.